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                                      Integrated Spatial Information Solutions, Inc.
                                         Condensed and Consolidated Balance Sheet

                                                                                                                        Net Tangible
                                                         Unaudited         Pro Forma Adjustments          Pro Forma       Assets
                                                          6/30/98               Dr.         Cr             6/30/98
Assets

Current:
Cash and cash equivalents                             $     172,996          531,078                         704,074
Accounts receivable                                       1,965,153                                        1,965,153
Costs and profits in excess of billings                     280,320                                          280,320
Prepaid expenses                                            173,075                                          173,075
                                                      --------------------------------------------------------------
Total current assets                                      2,591,544          531,078                       3,122,622
                                                      --------------------------------------------------------------
Property and equipment:
At cost                                                   4,021,982                                        4,021,982
    Less: accumulated depreciation                         (605,563)                                        (605,563)
                                                      --------------------------------------------------------------
Net property and equipment                                3,416,419                                        3,416,419
                                                      --------------------------------------------------------------
 Other Assets:
    Other                                                   154,569                                          154,569
    Capitalized software                                    197,196                                          197,196
    Goodwill                                              5,241,858                                        5,241,858
                                                      --------------------------------------------------------------
Total other assets                                        5,593,623                                        5,593,623
                                                      --------------------------------------------------------------
                                                      $  11,601,586        $ 531,078                    $ 12,132,664
                                                      ==============================================================

Liabilities and Stockholders' Equity

Current:
    Notes payable - current portion                   $     755,651                                     $    755,651
    Notes payable - related party                           110,029                                          110,029
    Accounts payable                                        751,568                                          751,568
    Accrued expenses                                        737,989                                          737,989
    Deferred revenue                                        174,879                                          174,879
    Obligations under capital leases- current               155,752                                          155,752
    Accrued litigation settlement                           478,997                                          478,997
                                                      --------------------------------------------------------------
Total current liabilities                                 3,164,865                                        3,164,865


Note payable, less current maturities                       429,997                                          429,997
Obligations under capital leases                          1,999,962                                        1,999,962
                                                      --------------------------------------------------------------

Total liabilities                                         5,594,824                                        5,594,824
                                                      --------------------------------------------------------------
Commitments and Contingencies

Stockholders's Equity:

Common stock, no par value, 2,000,000,000
  shares authorized, 11,578,092 shares
  issued and outstanding at June 30, 1998                12,984,899                         531,078       13,515,977

Additional paid-in capital                                2,056,900                                        2,056,900
Accumulated deficit                                      (9,035,037)                                      (9,035,037)
                                                      -------------------------------------------------------------
Total stockholders' equity                                6,006,762                         531,078        6,537,840
                                                      --------------------------------------------------------------
                                                      $  11,601,586                     $   531,078     $ 12,132,664      $1,295,982
                                                      ==============================================================
Pro Forma Adjustment

The Company is in the process of completing several private placements which will yield $2,050,000 (gross) to the Company. Two transactions netted $50,000 and a third is being funded in three tranches. The funds from the first stage, $480,000  ($700,000 less transaction costs and funds deposited in escrow) are reflected in the Pro Forma Adjustment to the June 30, 1998 balance sheet.
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The second tranche, in the gross amount of $825,000, will be funded when a Registration Statement is filed by Integrated Spatial
Information Solutions. The impact of this on the June balance sheet is as follows:


                                                                                                                        Net Tangible
                                                         Unaudited                                         Pro Forma        Assets
                                                          6/30/98            Pro Forma Adjustments         6/30/98

Cash                                                  $     172,996          531,078                    $  1,430,074
                                                                             726,000
Goodwill                                                  5,241,858                                        5,241,858
All other Assets                                          6,186,732                                        6,186,732
                                                      -------------------------------------------------------------
Total Assets                                          $  11,601,586      $ 1,257,078       $  --        $ 12,858,664
                                                      ==============================================================

Total Liabilities                                     $   5,594,824                                     $  5,594,824

Stockholders' Equity

Common Stock                                             12,984,899                          531,078        14,241,977
                                                                                             726,000
Additional paid-in capital                                2,056,900                                          2,056,900
Accumulated Deficit                                      (9,035,037)                                        (9,035,037)
                                                      ----------------------------------------------------------------
                                                      $  11,601,586       $     --        $1,257,078     $  12,858,664    $2,021,982
                                                      ================================================================

The third  tranche,  in the gross  amount of  $475,000,  will be funded when the registration statement is declared effective by the
SEC. The impact of the completed transaction on the June balance sheet is as follows:

                                                                                                                        Net Tangible
                                                        Unaudited                                         Pro Forma        Assets
                                                         6/30/98           Pro Forma Adjustments            6/30/98

Cash                                                  $     172,996          531,078                     $    1,948,074
                                                                             726,000
                                                                             518,000
Goodwill                                                  5,241,858                                           5,241,858
All other Assets                                          6,186,732                                           6,186,732
                                                      -----------------------------------------------------------------
Total Assets                                          $  11,601,586      $ 1,775,078       $    --       $   13,376,664
                                                      =================================================================

Total Liabilities                                     $   5,594,824                                           5,594,824

Stockholders' Equity
                                                                                              531,078
Common Stock                                             12,984,899                           726,000        14,759,977

Additional paid-in capital                                2,056,900                                           2,056,900
Accumulated Deficit                                      (9,035,037)                                         (9,035,037)
                                                      -----------------------------------------------------------------
                                                      $  11,601,586      $      --         $1,775,078    $   13,376,664   $2,539,982
                                                      =================================================================
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